UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 10, 2023

Verb Technology Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38834	90-1118043
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

3401 North Thanksgiving Way, Suite 240 Lehi, Utah	84003
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code:	(855) 250-2300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	VERB	The Nasdaq Stock Market LLC
Common Stock Purchase Warrants	VERBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On April 10, 2023, Verb Technology Company, Inc. (the “Company”), held a special meeting of stockholders (the “Special Meeting”) to vote on four Proposals, as identified below. Present virtually, or represented by valid proxy at the Special Meeting were a total of 77,367,918 shares of the Company’s common stock, out of a total of 153,610,152 shares of common stock issued and outstanding and entitled to vote, and the one share of the Company’s Series B Preferred Stock (the “Preferred Stock”) that was issued and outstanding, and entitled to vote as of the record date for the Special Meeting, constituting a quorum.

As previously described in in the Company’s Proxy Statement, the holder of record of the one outstanding share of the Company’s Preferred Stock was entitled to 700,000,000 votes. The Preferred Stock had the right to vote only on Proposal 1 and Proposal 2, but the votes could only be cast in the same proportion, both For and Against as the shares of the common stock voted on Proposal 1 and Proposal 2. As such, the votes of the Preferred Stock could not change the outcome of the vote of the common stock, only amplify it.

The following proposals, each as described further in the Proxy Statement, were voted upon by the stockholders:

Proposal 1 – Increase in the Number of Shares of Authorized Common Stock

Stockholders approved the amendment to increase the number of authorized common stock from 200,000,000 to 400,000,000 shares, based on the votes listed below:

For	Against	Abstain
589,236,632 (75.85%)	187,561,105 (24.14%)	570,181

Proposal 2 – Reverse Stock Split

Stockholders approved the board of directors to effect a Reverse Stock Split of the outstanding shares of our common stock within one (1) year of April 10, 2023, at a specific ratio within a range of one-for-five (1-for-5) to a maximum of a one-for-forty (1-for-40) split, with the specific ratio to be fixed within this range by the board of directors in its sole discretion without further stockholder approval, based on the votes listed below:

For	Against	Abstain
654,072,880 (84.16%)	123,068,063 (15.83%)	226,975

Proposal 3 – Incentive Plan Amendment

Stockholders approved the amendment to the Company’s 2019 Incentive Compensation Plan to increase the number of shares authorized under the plan by 15,000,000 shares of common stock, based on the votes listed below:

For	Against	Abstain
28,761,933 (74.25%)	9,973,901 (25.74%)	386,308

Proposal 4 – Nasdaq Approval

Stockholders approved the issuance of common stock in partial or full satisfaction of the outstanding amounts due under that certain Promissory Note dated November 7, 2022 issued by the Company to an accredited investor, based on the votes listed below:

For	Against	Abstain
29,828,003 (80.00%)	7,453,155 (19.99%)	1,840,984

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2023	VERB TECHNOLOGY COMPANY, INC.

	By:	/s/ Rory J. Cutaia
	Name:	Rory J. Cutaia
	Title:	President and Chief Executive Officer